                                                                    EXHIBIT 7(f)


      This REGISTRATION RIGHTS AGREEMENT, dated as of April 19, 2000, is made and entered into by PRIMEDIA INC., a Delaware corporation (the "Company"), and LIBERTY PRIME, INC., a Delaware corporation ("Purchaser").

      1. Background. Pursuant to a Stock Purchase Agreement, dated as of
March 29, 2000 (the "Stock Purchase Agreement"), among the Company, Liberty Media Corporation and Liberty Digital, Inc., the Company has sold to Purchaser an aggregate of 8,000,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), at a purchase price of $25.00 per share, for an aggregate purchase price of $200,000,000.00 and has issued to Purchaser a warrant to purchase 1,500,000 shares of Common Stock, subject to anti-dilution adjustments.

      2. Definitions. As used in this Agreement, the following capitalized terms shall have the following respective meanings:

      "Effective Date" - The first anniversary of the Purchase Closing Date (as such term is defined in the Stock Purchase Agreement).

      "Exchange Act" - The Securities Exchange Act of 1934, as amended.

      "Holder" - Purchaser, any affiliate of Purchaser and any other person (a "Third Party Transferee") to whom Purchaser transfers (subject to the terms of the Stock Purchase Agreement) a number of Registrable Securities equal to at least 50% of the number of Registrable Securities initially purchased or received by Purchaser under the Stock Purchase Agreement (as such number may be adjusted for stock splits, combinations and similar events); provided, that any such affiliate of Purchaser or Third Party Transferee agrees in writing to be bound by the provisions of this Agreement; provided, further, that no such Third Party Transferee shall be permitted to further transfer any rights hereunder.

      "Other Holders"- Persons other than Holders who, by virtue of agreements with the Company, are entitled to include their securities in certain registrations hereunder.

      "Other Securities"- Securities of the Company, other than Registrable Securities which, by virtue of agreements between Other Holders and the Company, are entitled to be included in certain registrations hereunder.

      "Person" - Any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof.

      "Registrable Securities" - Any Common Stock issued to Purchaser pursuant to the Stock Purchase Agreement (including the Warrant Shares (as defined in the Stock Purchase Agreement)) and any Common Stock which may be issued or distributed in respect of such Common Stock or Warrant Shares by way of stock dividend or stock split or other distribution, recapitalization or reclassification. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to


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                                                                               2


the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been distributed to the public pursuant to Rule 144 under the Securities Act, (iii) they shall be freely saleable without restriction under Rule 144(k), (iv) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any state securities or blue sky law then in force, or (v) they shall have ceased to be outstanding.

      "Registration Expenses" - Any and all expenses incident to performance of or compliance with this Agreement, including, without limitation, (i) all SEC and stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or with The Nasdaq Stock Market pursuant to clause (viii) of Section 5, (v) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, (vi) the reasonable fees and disbursements of one counsel selected by the Holders of a majority of the Registrable Securities being registered to represent all Holders of the Registrable Securities being registered in connection with each such registration, and (vii) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, including liability insurance if the Company so desires or if the underwriters so require, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any.

      "Securities Act" - The Securities Act of 1933, as amended.

      "SEC" - The Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

      3. Incidental Registrations.

      (a) Right to Include Registrable Securities. If the Company at any time after the Effective Date proposes to register the offer and sale of Common Stock under the Securities Act (other than a registration on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes), whether or not for sale for its own account, pursuant to a registration statement on which it is permissible to register the offer and sale of Registrable Securities to the public under the Securities Act, it will each such time give prompt written notice to all Holders of Registrable Securities of its intention to do so and of such Holders' rights under this Section 3. Upon the written request of any such Holder made within 10 days after the receipt of any such notice (which request shall specify the number of Registrable Securities intended to be disposed of by such Holder), the Company will use its commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof; provided, that (i) in the case of a primary offering of its securities, the Company, at any time after giving written notice of its intention to register such securities and prior to the effective date of the registration statement filed in connection with such registration, shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and each Other Holder of Other Securities requested to be included in such registration, and, thereupon, shall be relieved of its obligation to register any Registrable Securities and Other Securities in connection with such registration (but not from its obligation to pay the Registration Expenses to the Holders in connection therewith), and (ii) if such registration involves an underwritten offering, all Holders of Registrable Securities requesting to be included in the Company's registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company, with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings. If a registration requested pursuant to this Section 3 involves an underwritten public offering, any Holder of Registrable Securities requesting to be included in such registration may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration. The registrations provided for in this Section 3 are in addition to, and not in lieu of, registrations made upon the request of any Holder or Holders in accordance with
Section 4.

      (b) Expenses. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this
Section 3.

      (c) Priority in Incidental Registrations. If a registration pursuant to this Section 3 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the amount of securities requested to be included in such registration exceeds the amount which can be sold in such offering, so as to be likely to have an adverse effect on such offering as contemplated by the Company (including the price and timing at which the Company proposes to sell such securities), then the Company will include in such registration (i) first, 100% of the securities the Company proposes to sell, (ii) second, any Other Securities requested to be registered by Other Holders exercising a demand registration right, and (iii) third, to the extent of the amount of Registrable Securities and Other Securities requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, the amount of Registrable Securities and Other Securities which the Holders and Other Holders have requested to be included in such registration, such amount to be allocated pro rata among all requesting Holders and Other Holders on the basis of the relative number of shares of Registrable Securities and Other Securities then held by each such Holder and Other Holder (provided, that any Registrable Securities and Other Securities thereby allocated to any such Holder or Other Holder that exceed such Holder's or Other Holder's request will be reallocated among the remaining requesting Holders and Other Holders in like manner).

      4. Registration on Request.

      (a) Request by Holders. At any time after the Effective Date, upon the written request of any Holder or Holders (the "Demand Party") requesting that the Company effect the registration under the Securities Act of all or part of such Demand Party's Registrable Securities and specifying the intended method of disposition thereof, the Company will promptly give written notice of such requested registration to all other Holders, and thereupon will, as expeditiously as possible, use its best efforts to effect the registration under the Securities Act of:

      (i) the Registrable Securities which the Company has been so requested to register by the Demand Party; and

      (ii) all other Registrable Securities which the Company has been requested to register by any other Holder thereof by written request given to the Company within 15 days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent necessary to permit the disposition (in accordance with the intended method thereof as aforesaid) of the Registrable Securities so to be registered; provided, that, in no event shall the Company be required to effect more than two registrations pursuant to this Section 4; and provided, further, that, the Company shall not be obligated to file a registration statement relating to any registration request under this Section 4(a) (i) unless the aggregate requests by the Holder or Holders for such registration cover at least 15% of the number of Registrable Securities held by Holder on the date of this Agreement (as such number may be adjusted for stock splits, combinations and similar events), (ii) within a period of nine months after the effective date of any other registration statement relating to any registration request under this
Section 4(a), or (iii) if with respect thereto, the managing underwriter, the SEC, the Securities Act or the rules and regulations thereunder, or the form on which the registration statement is to be filed, would require the conduct of an audit other than the regular audit conducted by the Company at the end of its fiscal year, in which case the filing may be delayed until the completion of such regular audit (unless the Holders of the Registrable Securities to be registered agree to pay the expenses of the Company in connection with such an audit other than the regular audit).

      (b) Registration Statement Form. The Company shall select the registration statement form for any registration pursuant to this Section 4; provided, that if any registration requested pursuant to this Section 4 which is proposed by the Company to be effected by the filing of a registration statement on Form S-3 (or any successor or similar short-form registration statement) shall be in connection with an underwritten public offering, and if the managing underwriter shall advise the Company in writing that, in its opinion, the use of another form of registration statement is of material importance to the success of such proposed offering, then such registration shall be effected on such other form.

      (c) Expenses. The Company will pay all Registration Expenses in connection with the registrations of Registrable Securities pursuant to this Section 4.

      (d) Effective Registration Statement. A registration requested pursuant to this Section 4 will not be deemed to have been effected unless it has become effective; provided, that if, within 180 days after it has become effective, the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for an aggregate of more than 20 consecutive days following effectiveness, such registration will be deemed not to have been effected. The Holders of Registrable Securities shall be permitted to withdraw all or part of any Registrable Securities from a registration requested pursuant to this Section; provided, that if a sufficient number of Registrable Securities are withdrawn from such registration so that such registration statement does not cover at least 15% of the number of Registrable Securities held by Holder on the date of this Agreement (as such number may be adjusted for stock splits, combinations and similar events), the Company may withdraw such registration statement. Such withdrawn registration statement shall not count as a requested registration under Section 4(a) unless such registration statement shall have been filed with SEC, in which case, such requested registration shall count as a registration requested pursuant to Section 4(a) (and the number of registrations permitted to be requested pursuant to Section 4(a) shall be reduced) unless the Holders agree to pay the Registration Expenses with respect to such registration.

      (e) Selection of Underwriters. If a requested registration pursuant to this Section 4 involves an underwritten offering, the Holders of a majority of the Registrable Securities included in such registration shall have the right to select the investment banker or bankers and managers to administer the offering, who shall be reasonably acceptable to the Company.

      (f) Priority in Requested Registrations. If a requested registration pursuant to this Section 4 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company which are not Registrable Securities) would be likely to have an adverse effect on the offering as contemplated by the Holders (including on the price and timing at which the Demand Party proposes to sell such securities (an "Adverse Effect"), then the Company will include in such registration (i) first, 100% of the Registrable Securities requested to be included in such registration by the Demand Party and all other Holders of Registrable Securities pursuant to this Section 4 (to the extent that the managing underwriter believes that all such Registrable Securities can be sold in such offering without having an Adverse Effect; provided, that if they cannot, such lesser number of Registrable Securities as specified by the Demand Party) and (ii) second, to the extent the managing underwriter believes additional securities can be sold in the offering without having an Adverse Effect, the amount of Other Securities requested to be included by Other Holders in such registration, allocated pro rata among all requesting Other Holders on the basis of the relative amount of all Other Securities then held by each such Other Holder (provided, that any such amount thereby allocated to any such Other Holder that exceeds such Other Holder's request shall be reallocated among the remaining requesting Other Holders in like manner). In the event that the number of Registrable Securities and Other Securities requested to be included in such registration is less than the number which, in the opinion of the managing underwriter, can be sold without having an Adverse Effect, the Company may include in such registration the securities the Company proposes to sell up to the number of securities that, in the opinion of the underwriter, can be sold without having an Adverse Effect.

      (g) Postponements in Requested Registrations. Notwithstanding Section 4(f), (i) if the Board determines, in its good faith judgment, that the registration and offering otherwise required by this Section 4 would have an adverse effect on a then contemplated public offering of the Company's equity securities, the Company may postpone the filing of a registration statement required by this Section 4, during the period starting with the 30th day immediately preceding the date of the anticipated filing of, and ending on a date 135 days following the effective date of, the registration statement relating to such other public offering and (ii) if the Company has pending or in process a material transaction, the disclosure of which could, in the good faith judgment of the Board, reasonably be expected to materially and adversely affect the Company, the Company may postpone the filing (but not the preparation) of a registration statement required by this Section 4 for up to 90 days; provided, that, the Company shall at all times in good faith use its commercially reasonable best efforts to cause any registration statement required by this
Section 4 to be filed as soon as possible. The Company shall promptly give the Holders requesting registration thereof pursuant to this Section 4 written notice of any postponement made in accordance with the preceding sentence. If the Company gives the Holders such a notice, the Holders shall have the right, within 15 days after receipt thereof, to withdraw their request in which case, such request will not be counted for purposes of this Section 4.

      5. Registration Procedures. If and whenever the Company is required to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will, as expeditiously as possible:

      (i) (x) prepare and, in any event within 60 days after the end of the period within which a request for registration may be given to the Company, file with the SEC a registration statement with respect to such Registrable Securities and (y) use its reasonable best efforts to cause such registration statement to become effective as promptly as practicable after filing; provided, however, that the Company may discontinue any registration of its securities which is being effected pursuant to Section 3 at any time prior to the effective date of the registration statement relating thereto;

      (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period not in excess of 180 days and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided, that before filing a registration statement or prospectus, or any amendments or supplements thereto, the Company will furnish to the Holders and to one counsel selected by the Holders of a majority of the Registrable Securities covered by such registration statement to represent all Holders of Registrable Securities covered by such registration statement, copies of all documents proposed to be filed (including, if requested, all documents to be incorporated by reference in such registration statement, prospectus, amendment or supplement), which documents will be subject to the review of such counsel and the Company shall not file any registration or amendment or supplement thereto (excluding any document incorporated by reference in such registration statement, prospectus, amendment or supplement) if the Holders' counsel shall reasonably object, in writing, on a timely basis as to a matter affecting the liability of any Holder or the rights of the Holders under this Agreement; provided; that any such objecting party and the Company shall use their good faith efforts to resolve such party's objections on a basis reasonably satisfactory for such party and the Company which will permit such filing; provided, further, that nothing in this clause (ii) shall be construed to require the consent of any Holder or its counsel to the filing of any document incorporated by reference in any registration statement, prospectus, amendment or supplement;

      (iii) furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller;

      (iv) use its reasonable best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this clause (iv), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

      (v) use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

      (vi) notify each seller of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in clause (ii) of this Section 5, of the Company's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

      (vii) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than eighteen months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

      (viii) use its reasonable best efforts to list such Registrable Securities on any securities exchange on which the Common Stock is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange, and to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

      (ix) enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions as sellers of a majority of such Registrable Securities or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

      (x) obtain a "cold comfort" letter or letters from the Company's independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters as the seller or sellers of a majority of such Registrable Securities shall reasonably request (provided that Registrable Securities constitute at least 25% of the securities covered by such registration statement); and

      (xi) make available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

      The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company with such information regarding such seller and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.

      Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in clause (vi) of this Section 5, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by clause (vi) of this
Section 5, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in clause (ii) of this
Section 5 shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to clause (vi) of this
Section 5 and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by clause (vi) of this Section 5.

      6. Indemnification.

      (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act pursuant to Section 3 or 4, the Company will, and it hereby does, indemnify and hold harmless, to the extent permitted by law, the seller of any Registrable Securities covered by such registration statement, each affiliate of such seller and their respective directors and officers or general and limited partners (and the partners, members, directors, officers, affiliates and controlling Persons of each of the foregoing), each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act (collectively, the "Indemnified Parties"), against any and all losses, claims, damages or liabilities, joint or several, and expenses to which any such Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and the Company will reimburse such Indemnified Party for any legal or any other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that the Company shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information with respect to such seller furnished to the Company by such seller for use in the preparation thereof; and provided, further, that the Company will not be liable to any Person who participates as an underwriter in the offering or sale of Registrable

Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, under the indemnity agreement in this Section 6(a) with respect to any preliminary prospectus or the final prospectus or the final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person results from the fact that such underwriter sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus (including any documents incorporated by reference therein) or of the final prospectus as then amended or supplemented (including any documents incorporated by reference therein), whichever is most recent, if the Company has previously furnished copies thereof to such underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any other Indemnified Party and shall survive the transfer of such securities by such seller.

      (b) Indemnification by the Seller. The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 5 herein, that the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities or any underwriter to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this
Section 6) the Company and all other prospective sellers or any underwriter, as the case may be, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information with respect to such seller or underwriter furnished to the Company by such seller or underwriter for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the prospective sellers, or any of their respective affiliates, directors, officers or controlling Persons and shall survive the transfer of such securities by such seller.

      (c) Contribution. (i) If the indemnification provided for in this Section 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any claim or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such claim or expenses in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party from the issuance of the Registrable Securities and by any such indemnified party from the its sale of Registrable Securities in the relevant registration statement or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in such claim or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 6(c) as a result of the claim and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any action or proceeding.

      (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 6(c)(i). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

      (d) Notices of Claims, Etc. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this
Section 6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of the indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof, the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

      (e) Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 6 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

      (f) Non-Exclusivity. The obligations of the parties under this Section 6 shall be in addition to any liability which any party may otherwise have to any other party.

      7. Rule 144. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make publicly available such information), and it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding anything contained in this
Section 7, the Company may deregister under Section 12 of the Exchange Act if it then is permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder.

      8. Miscellaneous.

      (a) Holdback Agreement. If any registration of Registrable Securities hereunder shall be in connection with an underwritten public offering, each Holder of Registrable Securities covered thereby agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any equity securities of the Company, or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering), within 7 days before or 90 days (or such lesser period as the managing underwriters may permit) after the effective date of such registration, and the Company hereby also so agrees.

      (b) Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Holders of a majority of the Registrable Securities then outstanding. Each Holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 8(c), whether or not such Registrable Securities shall have been marked to indicate such consent.

      (c) Successors, Assigns and Transferees. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent Holder of any Registrable Securities, subject to the provisions contained herein.

      (d) Notices. All notices and other communications provided for hereunder shall be in writing and shall be sent by first class mail, telex, telecopier or hand delivery:

                  (i)  if to the Company, to:

                           PRIMEDIA Inc.
                           745 Fifth Avenue
                           23rd Floor
                           New York, NY 10151
                           Fax:  (212) 745-0199
                           Attention:  Beverly C. Chell, Esq.

                           With a copy to:

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, NY 10017
                           Fax:  (212) 455-2502
                           Attention:  Marni J. Lerner, Esq.


                  (ii)  if to Purchaser, to:

                           Liberty Prime, Inc.
                           9197 South Peoria Street
                           Engelwood, Colorado 80112
                           Fax:  (720) 875-5382
                           Attention:  Charles Tanabe, Esq.

                           With a copy to:

                           Baker Botts LLP
                           599 Lexington Avenue
                           New York, NY 10012
                           Fax:  (212)-705-5125
                           Attention:  Robert W. Murray Jr., Esq.


                  (iii) if to any other holder of Registrable Securities, to the address of such other holder as shown in the books and records of the Company, or to such other address as any of the above shall have designated in writing to all of the other above.

All such notices and communications shall be deemed to have been given or made
(1) when delivered by hand, (2) five business days after being deposited in the mail, postage prepaid, (3) when telexed, answer-back received or (4) when telecopied, receipt acknowledged.

      (e) Descriptive Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

      (f) Severability. In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

      (g) Counterparts. This Agreement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

      (h) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed therein. The parties to this Agreement hereby agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Agreement.

      (i) Specific Performance. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that they shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which they may be entitled at law or equity.


                 [Remainder of page intentionally left blank.]

      IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

                                        PRIMEDIA INC.


                                        By:____________________________________
                                        Name:
                                        Title:



                                        LIBERTY PRIME, INC.


                                        By:____________________________________
                                        Name:
                                        Title: